Exhibit 99.1

Genpact Reports First Quarter 2026 Results

Advanced Technology Solutions net revenue growth accelerates to 24% year-over-year, now representing 27% of total net revenues

NEW YORK, May 7, 2026 — Genpact Limited (NYSE: G), an agentic and advanced technology solutions company recognized for its deep industry knowledge, process intelligence, and last-mile expertise, today announced financial results for the first quarter ended March 31, 2026.

“The first quarter was a record start to the year, with Advanced Technology Solutions net revenue growth accelerating to 24%, now representing 27% of total net revenues. We are leading the shift to Agentic Operations and winning,” said Balkrishan “BK” Kalra, President and CEO, Genpact. “Clients choose Genpact because agentic transformation only succeeds when it's grounded in real-world expertise. It's our decades of last-mile domain and process knowledge, codified and embedded into every agentic solution, that turns ambition into outcomes. A new Genpact is taking shape, and our results speak for themselves.”

“We delivered another strong quarter — with net revenues up 6.7%, diluted earnings per share up 17.8% and adjusted diluted earnings per share1 increasing 16.7% year-over-year. Q1’26 marks our 12th consecutive quarter of gross margin expansion year-over-year, clearly demonstrating that our operational discipline and deliberate pivot to high-value advanced technology revenue are compounding into durable, structural gains,” said Michael Weiner, Chief Financial Officer, Genpact. “With our significant momentum and growing demand, we are in a strong position for the remainder of the year.”

Key Financial Highlights – First Quarter 2026
•Net revenues were $1.296 billion, up 6.7% year-over-year, and 5.6% on a constant currency basis.2
◦Advanced Technology Solutions net revenues were $345 million, up 24.3% year-over-year, representing 27% of total net revenues.
◦Core Business Services net revenues were $951 million, up 1.4% year-over-year, representing 73% of total net revenues.
•Gross profit was $472 million, up 9.9% year-over-year, with a corresponding margin of 36.4%.
•Net income was $148 million, up 13.1% year-over-year, with a corresponding margin of 11.4%.
•Income from operations was $199 million, up 8.1% year-over-year, with a corresponding margin of 15.3%.
•Adjusted income from operations was $224 million, up 6.6% year-over-year, with a corresponding margin of 17.3%.3
•Diluted earnings per share was $0.86, up 17.8% year-over-year.
1 Adjusted diluted earnings per share is a non-GAAP measure. A reconciliation of GAAP diluted earnings per share to adjusted diluted earnings per share is attached to this release.
2 Revenue growth on a constant currency basis is a non-GAAP measure and is calculated by restating current-period activity using the prior fiscal period's foreign currency exchange rates adjusted for hedging gains/losses in such period.
3 Adjusted income from operations and adjusted income from operations margin are non-GAAP measures. Reconciliations of each of GAAP income from operations and GAAP net income to adjusted income from operations and GAAP income from operations margin and GAAP net income margin to adjusted income from operations margin are attached to this release.

•Adjusted diluted earnings per share1 was $0.98, up 16.7% year-over-year.
•Cash utilized in operations was $24 million, compared to $40 million generated from operations in the first quarter of 2025.
•Genpact repurchased approximately 1.8 million common shares during the quarter for total consideration of approximately $70 million at an average price per share of $38.61.

Outlook

Genpact's outlook for the second quarter of 2026 is as follows:

•Net revenues in the range of $1.324 billion to $1.336 billion, representing year-over-year growth of approximately 5.5% to 6.5% as reported, or 5.4% to 6.4% on a constant currency basis.2
◦In Advanced Technology Solutions, we expect revenue to grow at least 20%.
◦In Core Business Services, we expect growth to continue.
•Gross margin of approximately 36.4%.
•Adjusted income from operations margin4 of approximately 17.4%.
•Adjusted diluted earnings per share5 in the range of $0.96 to $0.97.

Genpact's outlook for the full year 2026 is as follows:

•Net revenue growth of at least 7% on an as reported basis, or 6.8% on a constant currency basis.2
◦In Advanced Technology Solutions, we now expect revenue to grow at least 20%.
◦In Core Business Services, we expect growth to continue.
•Gross margin of approximately 36.5%, up approximately 50 basis points year-over-year.
•Adjusted income from operations margin4 of approximately 17.7%, up approximately 25 basis points year-over-year.
•Adjusted diluted earnings per share5 growth of more than 10%.

First Quarter 2026 Earnings Call

Genpact's management will host a conference call on May 7, 2026, at 5:00PM ET to discuss the company's performance for the first quarter ended March 31, 2026. Participants are encouraged to register here to receive a dial-in number and unique PIN for seamless access. It is recommended to join 10 minutes before the call starts, although registration and dial-in will be available at any time. A live webcast will be available on the Genpact Investor Relations website. For those unable to attend the live call, an archived replay and transcript will be available on the website shortly after the call.

About Genpact
Genpact (NYSE: G) is an agentic and advanced technology solutions company. We leverage process intelligence and artificial intelligence to deliver measurable outcomes. With a strong partner ecosystem and decades of client trust, we provide innovative solutions that transform how businesses run. Powered by a team with an active learning mindset and client centricity at its core, we deliver lasting value for the world’s leading enterprises.
4Adjusted income from operations margin is a non-GAAP measure. A reconciliation of the outlook for each of GAAP net income margin and GAAP income from operations margin to adjusted income from operations margin is attached to this release.
5Adjusted diluted earnings per share is a non-GAAP measure. A reconciliation of the outlook for GAAP diluted earnings per share to adjusted diluted earnings per share is attached to this release.

Safe Harbor
This press release contains certain statements concerning our future growth prospects, including our outlook for 2026, financial results and other forward-looking statements, as defined in the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those in such forward-looking statements. These risks, uncertainties, and other factors include but are not limited to macroeconomic uncertainty, U.S. and global trade and tariff policies and general economic conditions, any deterioration in the global economic environment and its impact on our clients, our ability to develop and successfully execute our business strategies, technological innovation, including AI technology and future uses of agentic AI, generative AI and large language models, and our ability to invest in new technologies and adapt to industry developments and client needs at sufficient speed and scale, our ability to effectively price our services and maintain pricing and employee utilization rates, general inflationary pressures and our ability to share increased costs with our clients, wage increases in locations in which we have operations, our ability to attract and retain skilled professionals, our ability to protect our and our clients' data from security incidents or cyberattacks, political, economic or business conditions in countries in which we operate, the economic and other impacts of geopolitical conflicts and any related sanctions and other measures that have been or may be implemented or imposed in response thereto, as well as any potential expansion or escalation of existing conflicts or economic disruption beyond their current scope, a slowdown in the geographic regions or sectors in which we or our clients operate, the risks and uncertainties arising from our past and future acquisitions or divestitures, our ability to convert bookings to revenues, our ability to manage growth, factors which may impact our cost advantage, changes in tax rates and tax legislation, tax audits, investigations and tax proceedings, changes in the interpretation or enforcement of tax laws and other laws and regulations, our ability to effectively execute our tax planning strategies, highly competitive markets and any inability to compete effectively, claims and lawsuits, including by clients, employees or other third parties, risks and uncertainties regarding fluctuations in our earnings, foreign currency fluctuations, as well as other risks detailed in our reports filed with the U.S. Securities and Exchange Commission, including Genpact's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. These filings are available at www.sec.gov. Genpact may from time to time make additional written and oral forward-looking statements, including statements contained in our filings with the Securities and Exchange Commission and our reports to shareholders. Although Genpact believes that these forward-looking statements are based on reasonable assumptions, you are cautioned not to put undue reliance on these forward-looking statements, which reflect management's current analysis of future events and should not be relied upon as representing management's expectations or beliefs as of any date subsequent to the time they are made. Genpact undertakes no obligation to update any forward-looking statements that may be made from time to time by or on behalf of Genpact.
Contacts

Investors	Investor.Relations@genpact.com

Media	PublicRelations@genpact.com

GENPACT LIMITED AND ITS SUBSIDIARIES
Consolidated Balance Sheets
(Unaudited)
(In thousands, except per share data and share count)

	As of December 31, 2025	As of March 31, 2026
Assets
Current assets
Cash and cash equivalents	$853,836	$578,079
Short-term investments	350,000	350,000
Accounts receivable, net of allowance for credit losses of $22,097 and $22,708 as of December 31, 2025 and March 31, 2026, respectively	1,240,550	1,259,922
Prepaid expenses and other current assets	211,981	217,257
Total current assets	$2,656,367	$2,405,258

Property, plant and equipment, net	190,448	180,669
Operating lease right-of-use assets	181,708	187,421
Deferred tax assets	258,789	269,073
Intangible assets, net	67,040	69,742
Goodwill	1,781,116	1,767,683
Contract cost assets	197,419	192,871
Other assets, net of allowance for credit losses of $10,659 and $12,435 as of December 31, 2025 and March 31, 2026, respectively	510,380	544,522
Total assets	$5,843,267	$5,617,239

Liabilities and equity
Current liabilities
Current portion of long-term debt	$376,027	$376,180
Accounts payable	27,533	26,231
Income taxes payable	43,074	42,639
Accrued expenses and other current liabilities	1,103,625	926,419
Operating lease liabilities	52,221	54,789
Total current liabilities	$1,602,480	$1,426,258

Long-term debt, less current portion	1,166,274	1,160,163
Operating lease liabilities	150,667	149,708
Deferred tax liabilities	21,081	21,385
Other liabilities	353,364	384,532
Total liabilities	$3,293,866	$3,142,046

Shareholders' equity
Preferred shares, $0.01 par value, 250,000,000 authorized, none issued	$—	$—
Common shares, $0.01 par value, 500,000,000 authorized, 170,341,479 and 169,504,186 issued and outstanding as of December 31, 2025 and March 31, 2026, respectively	1,696	1,688
Additional paid-in capital	2,018,985	2,021,588
Retained earnings	1,390,164	1,436,409
Accumulated other comprehensive income (loss)	(861,444)	(984,492)
Total equity	$2,549,401	$2,475,193

Total liabilities and equity	$5,843,267	$5,617,239

GENPACT LIMITED AND ITS SUBSIDIARIES
Consolidated Statements of Income
(Unaudited)
(In thousands, except per share data and share count)

	Three months ended March 31,
	2025	2026
Net revenues	$1,214,926	$1,296,072
Cost of revenue	785,932	824,404
Gross profit	$428,994	$471,668
Operating expenses:
Selling, general and administrative expenses	241,084	270,337
Amortization of acquired intangible assets	4,320	3,112
Other operating (income) expense, net	(112)	(364)
Income from operations	$183,702	$198,583
Foreign exchange gains, net	1,289	7,302
Interest income (expense), net	(11,446)	(11,602)
Other income (expense), net	1,678	(289)
Income before income tax expense	$175,223	$193,994
Income tax expense	44,370	46,002
Net income	$130,853	$147,992
Earnings per common share
Basic	$0.75	$0.87
Diluted	$0.73	$0.86
Weighted average number of common shares used in computing earnings per common share
Basic	175,528,308	170,307,477
Diluted	178,435,142	172,845,179

GENPACT LIMITED AND ITS SUBSIDIARIES
Consolidated Statements of Cash Flows
(Unaudited)
(In thousands)

	Three months ended March 31,
	2025	2026
Operating activities
Net income	$130,853	$147,992
Adjustments to reconcile net income to net cash (used for) provided by operating activities:
Depreciation and amortization	16,892	17,733
Amortization of debt issuance costs	550	770
Amortization of acquired intangible assets	4,320	3,112
Allowance for credit losses	7,294	4,719
Unrealized (gain)/loss on revaluation of foreign currency assets/liabilities	3,207	(3,400)
Stock-based compensation expense	20,036	22,273
Deferred tax expense	8,063	8,563
Others, net	(66)	(48)
Change in operating assets and liabilities:
(Increase) Decrease in accounts receivable	6,972	(29,014)
Increase in prepaid expenses, other current assets, contract cost assets, operating lease right-of-use assets and other assets	(23,915)	(45,931)
Increase (Decrease) in accounts payable	1,835	(1,939)
Decrease in accrued expenses, other current liabilities, operating leases liabilities and other liabilities	(140,240)	(148,811)
Increase in income taxes payable	4,635	446
Net cash (used for) provided by operating activities	$40,436	$(23,535)
Investing activities
Purchase of property, plant and equipment	(21,979)	(23,930)
Payment for internally generated intangible assets (including intangible assets under development)	(601)	(7,516)
Proceeds from maturity of short term investments	23,359	—
Net cash (used for) provided by investing activities	$779	$(31,446)
Financing activities
Repayment of finance lease obligations	(2,349)	(2,423)
Payment of debt issuance and refinancing costs		(394)
Repayment of long-term debt	(6,625)	(6,625)
Proceeds from issuance of common shares under stock-based compensation plans	6,943	2,818
Payment for net settlement of stock-based awards	(30,742)	(18,445)
Dividend paid	(29,784)	(31,773)
Payment of earn-out consideration	—	(77,500)
Payment for stock repurchased and retired (including expenses related to stock repurchased)	(62,987)	(69,992)
Net cash used for financing activities	$(125,544)	$(204,334)
Net decrease in cash and cash equivalents	(84,329)	(259,315)
Effect of exchange rate changes	(2,302)	(16,442)
Cash and cash equivalents at the beginning of the period	648,246	853,836
Cash and cash equivalents at the end of the period	$561,615	$578,079
Supplementary information
Cash paid during the period for interest	$7,145	$6,623
Cash paid during the period for income taxes, net of refund	$21,402	$40,336

Non-GAAP Financial Measures

To supplement the consolidated financial statements presented in accordance with GAAP, this press release includes the following non-GAAP financial measures:

•Adjusted income from operations;
•Adjusted income from operations margin;
•Adjusted diluted earnings per share; and
•Revenue growth on a constant currency basis.

These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. Accordingly, these non-GAAP financial measures, the financial statements prepared in accordance with GAAP and the reconciliations of Genpact's GAAP financial statements to such non-GAAP financial measures should be carefully evaluated.

Given Genpact's acquisitions of varying scale and size, and the difficulty in predicting expenses relating to acquisitions and the amortization of acquired intangibles thereof, since July 2012 Genpact's management has used financial statements that exclude all acquisition-related expenses and amortization of acquired intangibles for its internal management reporting, budgeting and decision-making purposes, including comparing Genpact's operating results to those of its competitors. For the same reasons, since April 2016, Genpact's management has excluded the impairment of acquired intangible assets from the financial statements it uses for internal management purposes. Acquisition-related expenses are excluded in the period in which an acquisition is consummated. Genpact's management also uses financial statements that exclude stock-based compensation expense. Because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use when adopting ASC 718 "Compensation-Stock Compensation," Genpact's management believes that providing non-GAAP financial measures that exclude such expenses allows investors to make additional comparisons between Genpact's operating results and those of other companies.

Additionally, in its calculations of non-GAAP financial measures, Genpact's management has adjusted foreign exchange gains and losses, interest income and expense and income tax expenses from GAAP net income, and other income and expenses from GAAP income from operations, because management believes that the Company's results after taking into account these adjustments more accurately reflect the Company's ongoing operations. In its calculations of adjusted diluted earnings per share, Genpact's management adds back adjusted stock-based compensation expense, amortization of acquired intangible assets, acquisition-related expenses and the related tax impact of such adjustments from GAAP diluted earnings per share. For the purpose of calculating adjusted diluted earnings per share, the combined current and deferred tax effect is determined by multiplying each pre-tax adjustment by the applicable statutory income tax rate.

Genpact's management provides information about revenues on a constant currency basis so that the revenues may be viewed without the impact of foreign currency exchange rate fluctuations compared to prior fiscal periods, thereby facilitating period-to-period comparisons of the Company's true business performance. Revenue growth on a constant currency basis is calculated by restating current-period activity using the prior fiscal period's foreign currency exchange rates adjusted for hedging gains/losses in such period.

Accordingly, Genpact believes that the presentation of adjusted income from operations, adjusted income from operations margin, adjusted diluted earnings per share and revenue growth on a constant currency basis, when read in conjunction with the Company's reported results, can provide useful supplemental information to investors and management regarding financial and business trends relating to its financial condition and results of operations.

A limitation of using adjusted income from operations and adjusted income from operations margin versus income from operations, income from operations margin, net income and net income margin calculated in accordance with GAAP is that these non-GAAP financial measures exclude certain recurring costs and certain other charges, namely stock-based compensation expense and amortization and impairment of acquired intangible assets. Management compensates for this limitation by providing specific information on the GAAP amounts excluded from adjusted income from operations and adjusted income from operations margin.

The following tables show the reconciliation of these non-GAAP financial measures to the most directly comparable GAAP measures for the three months ended March 31, 2025 and 2026:

Reconciliation of Net Income/Margin to Adjusted Income from Operations/Margin
(In thousands)

	Three months ended March 31,
	2025	2026
Net income	$130,853	$147,992
Foreign exchange (gains)/losses, net	(1,289)	(7,302)
Interest (income) expense, net	11,446	11,602
Income tax expense	44,370	46,002
Stock-based compensation expense	20,036	22,273
Amortization of acquired intangible assets	4,318	3,111
Adjusted income from operations	$209,734	$223,678
Net income margin	10.8%	11.4%
Adjusted income from operations margin	17.3%	17.3%

Reconciliation of Income from Operations/Margin to Adjusted Income from Operations/Margin
(In thousands)

	Three months ended March 31,
	2025	2026
Income from operations	$183,702	$198,583
Stock-based compensation expense	20,036	22,273
Amortization of acquired intangible assets	4,318	3,111
Other income (expense), net	1,678	(289)
Adjusted income from operations	$209,734	$223,678
Income from operations margin	15.1%	15.3%
Adjusted income from operations margin	17.3%	17.3%

Reconciliation of Diluted EPS to Adjusted Diluted EPS6
(Per share data)

	Three months ended March 31,
	2025	2026
Diluted EPS	$0.73	$0.86
Stock-based compensation expense	0.11	0.13
Amortization of acquired intangible assets	0.02	0.02
Tax impact on stock-based compensation expense	(0.02)	(0.02)
Tax impact on amortization of acquired intangible assets	(0.01)	—
Adjusted diluted EPS	$0.84	$0.98

6 Due to rounding, the numbers presented in this table may not add up precisely to the totals provided.

The following tables show the reconciliation of forward-looking non-GAAP financial measures to the most directly comparable GAAP measures for the year ending December 31, 2026:

Reconciliation of Outlook for Net Income Margin to Adjusted Income from Operations Margin7

Year ending December 31, 2026
Net income margin	11.1%
Estimated interest (income) expense, net	1.1%
Estimated income tax expense	3.5%
Estimated stock-based compensation expense	1.9%
Estimated amortization of acquired intangible assets	0.2%
Estimated foreign exchange (gain)/loss	(0.1)%
Adjusted income from operations margin	17.7%

Reconciliation of Outlook for Income from Operations Margin to Adjusted Income from
Operations Margin7

Year ending December 31, 2026
Income from operations margin	15.4%
Estimated stock-based compensation expense	1.9%
Estimated amortization of acquired intangible assets	0.2%
Estimated other income (expense), net	0.2%
Adjusted income from operations margin	17.7%

Reconciliation of Outlook for Diluted EPS to Adjusted Diluted EPS7
(Per share data)

Year ending December 31, 2026
Diluted EPS	$3.48
Estimated stock-based compensation expense	0.60
Estimated amortization of acquired intangible assets	0.07
Estimated tax impact on stock-based compensation expense	(0.09)
Estimated tax impact on amortization of acquired intangible assets	(0.02)
Adjusted diluted EPS	$4.04

7 Due to rounding, the numbers presented in this table may not add up precisely to the totals provided.

The following tables show the reconciliation of forward-looking non-GAAP financial measures to the most directly comparable GAAP measures for the quarter ending June 30, 2026:

Reconciliation of Outlook for Net Income Margin to Adjusted Income from Operations Margin8

Quarter ending June 30, 2026
Net income margin	10.6%
Estimated interest (income) expense, net	1.1%
Estimated income tax expense	3.3%
Estimated stock-based compensation expense	2.0%
Estimated amortization of acquired intangible assets	0.2%
Estimated foreign exchange (gain)/loss	0.2%
Adjusted income from operations margin	17.4%

Reconciliation of Outlook for Income from Operations Margin to Adjusted Income from
Operations Margin8

Quarter ending June 30, 2026
Income from operations margin	14.9%
Estimated stock-based compensation expense	2.0%
Estimated amortization of acquired intangible assets	0.2%
Estimated other income (expense), net	0.3%
Adjusted income from operations margin	17.4%
Reconciliation of Outlook for Diluted EPS to Adjusted Diluted EPS8
(Per share data)

	Quarter ending June 30, 2026
	Lower	Upper
Diluted EPS	$0.82	$0.82
Estimated stock-based compensation expense	0.15	0.15
Estimated amortization of acquired intangible assets	0.02	0.02
Estimated tax impact on stock-based compensation expense	(0.02)	(0.02)
Estimated tax impact on amortization of acquired intangible assets	(0.00)	(0.00)
Adjusted diluted EPS	$0.96	$0.97
8 Due to rounding, the numbers presented in this table may not add up precisely to the totals provided.

Net Revenues from Advanced Technology Solutions and Core Business Services9
(In thousands)

	Three months ended
	March 31, 2025	March 31, 2026
Advanced Technology Solutions	$277,627	$345,229
Core Business Services	$937,299	$950,843
Total	$1,214,926	$1,296,072
9 Due to rounding, the numbers presented in this table may not add up precisely to the totals provided.